EXHIBIT 2.3


                                ESCROW AGREEMENT

     AGREEMENT (this "Agreement") dated as of April 26, 2002, by and among U.S. Industries, Inc., a Delaware corporation ("Parent" or "USI"), JUSI Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("US Seller"), Hubbell Incorporated, a Connecticut corporation ("Buyer") and The Bank of New York, as escrow agent (the "Escrow Agent").

                                  WITNESSETH:

     WHEREAS, Buyer, US Seller, USI Canada Inc. and Parent have entered into that certain Stock and Asset Purchase Agreement, dated March 19, 2002 as amended by Amendment No. 1 to Stock and Asset Purchase Agreement dated as of April 26, 2002 by and between US Seller and Buyer (the "Purchase Agreement").

     WHEREAS, this Escrow Agreement is entered into to create a fund for the benefit of Buyer for the purpose of securing Remedial Action obligations associated with the Special Pre-Closing Environmental Liabilities pursuant to
Section 10.03 of the Purchase Agreement.

     WHEREAS, The Bank of New York desires to serve as the Escrow Agent and to hold the escrowed funds upon the terms and conditions set forth herein.

     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements herein contained, and the agreements and covenants contained in the Purchase Agreement, the parties hereby agree as follows:


Section 1. Establishment of Escrow Funds.

     (a) Simultaneously with the execution and delivery hereof, Buyer has delivered by wire transfer of immediately available funds to the Escrow Agent the sum of $5,000,000 (the "Escrow Funds").

     (b) The Escrow Agent shall act as custodian of the Escrow Funds and shall invest and reinvest the Escrow Funds as directed in writing from time to time by Buyer and Parent (on behalf of itself and US Seller) only in: (i) readily-marketable direct obligations of, or repurchase agreements collateralized by direct obligations of, the United States Government or backed by the full faith and credit of the United States Government; or (ii) certificates of deposit, time deposits, money market accounts or other interest-bearing deposits of commercial banks having total capital and surplus of at least $250,000,000. The Escrow Agent shall have no responsibility for determining such obligations and shall have no liability whatsoever for any investment losses resulting from the investment or reinvestment of the Escrow Funds, except as a result of (x) a breach of this Escrow Agreement or (y) gross negligence, bad faith or willful misconduct by the Escrow Agent.

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     (c) In accordance with the provisions of Section 2.1, any interest or other income received on such investment and reinvestment of the Escrow Funds shall be held as part of the Escrow Funds and may be used to satisfy Buyer's claims for Damages incurred or suffered by Buyer in connection with Special Pre-Closing Environmental Conditions pursuant to Section 10.03 of the Purchase Agreement (the "Escrow Claims"). To the extent not so used, such interest and income shall be disbursed to Parent and US Seller upon release of the Escrow Funds to Parent and US Seller at the end of the term of the Escrow Funds pursuant to Section 2.1 of this Escrow Agreement. Neither US Seller nor Parent has any legal or beneficial interest in the Escrow Funds or in any interest or other income received on the investment and reinvestment of the Escrow Funds, unless and until the Escrow Agent has received the joint written instructions referred to in Section 2.1.

Section 2. Claims Against the Escrow Funds.

     Section 2.1 Distributions From the Escrow Funds. Distributions from the Escrow Funds shall only be made as hereinafter provided. As soon as practicable after receipt by the Escrow Agent of joint written instructions executed by Buyer and the Parent (on behalf of itself and US Seller), the Escrow Agent shall release the Escrow Funds (or any portion thereof) in accordance with such joint written instructions.

     Section 2.2 Nonexclusive Remedy. Parent's and US Seller's liability with respect to the Escrow Claims shall not be limited in any manner to the outstanding balance of funds and other property in the Escrow Funds. Nothing in this Agreement shall limit the Buyer's rights to pursue all remedies available to it under the Purchase Agreement with respect to the Escrow Claims and any other matters arising under or related to the Purchase Agreement.

Section 3. Escrow Agent.

     Section 3.1 Duties. The Escrow Agent's obligations and duties in connection herewith are those specifically enumerated in this Escrow Agreement. The Escrow Agent also will deliver copies of reports, invoices, and other documents related to the Escrow Claims that it has received, as well as an accounting of the Escrow Funds, to each of the parties on written request. The Escrow Agent's duties will be determined only by reference to this Escrow Agreement and applicable laws, and the Escrow Agent is not charged with any duties or responsibilities in connection with any other document or agreement. The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in Escrow Funds due to losses resulting from authorized investments. The Escrow Agent may use its own bond department in executing purchases and sales of authorized investments.

     Section 3.2 Liabilities.

     (a) The Escrow Agent will not be in any manner liable or responsible for the sufficiency, correctness, genuineness, or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority, or rights of any person executing or depositing same, and the Escrow Agent will not be liable for any loss that may occur by reason of forgery, false representation, or the exercise of its discretion in any particular manner or for any other reason, except for its own gross negligence, bad faith or willful


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misconduct. Except in instances of the Escrow Agent's own gross negligence, bad faith or willful misconduct, Buyer, Parent and US Seller will jointly and severally indemnify, defend, and hold the Escrow Agent harmless from any demands, suits, or causes of action arising out of this Escrow Agreement (including reasonable attorneys' fees). The Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the proper party or parties. The Escrow Agent may consult with counsel regarding any of its duties or obligations hereunder, and shall be fully protected in any action taken in good faith in accordance with such advice. The costs and expenses of enforcing this right of indemnification also shall be paid by Buyer, Parent and US Seller (jointly and severally). The right of indemnification shall survive the termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

     (b) Neither the Escrow Agent nor any of its officers, directors or employees shall be liable to any person or party for any action taken or omitted to be taken by it or any of its officers, directors or employees under this Escrow Agreement, except in the case of Escrow Agent's gross negligence, bad faith or willful misconduct

     Section 3.3 Receipt. By its execution and delivery of this Escrow Agreement, the Escrow Agent acknowledges receipt from the Buyer of the Escrow Funds.

     Section 3.4 Fees.

     (a) The Escrow Agent's fees hereunder will be as set forth in Schedule 1 and Buyer, Parent and US Seller shall be jointly and severally responsible for such fees. The fees are intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that if the Escrow Agent or its counsel renders any material service not contemplated in this Escrow Agreement, or if any material controversy arises hereunder that results in significant additional services by the Escrow Agent or its counsel, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, the Escrow Agent will be reasonably compensated by Buyer, Parent and US Seller (jointly and severally) for such extraordinary service and reimbursed by Buyer, Parent and US Seller (jointly and severally) for all reasonable costs and expenses, including reasonable attorneys' fees, occasioned by any controversy or event. As to Buyer, Parent and US Seller only, all fees and expenses due to the Escrow Agent pursuant to this Section 3.4 shall be borne half by Buyer and half by Parent and US Seller.

     (b) If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefor from the Escrow Funds and may sell, convey or otherwise dispose of any Escrow Funds for such purpose. As security for the due and punctual performance of any and all of Buyer's, Parent's and US Seller's obligations to Escrow Agent hereunder, now or hereafter arising, Buyer, Parent and US Seller, individually and collectively, hereby pledge, assign and grant to Escrow Agent a continuing security interest in, and a lien on, the Escrow Funds and all additions thereto (whether such additions are the result of deposits by Buyer, Parent or US Seller or the investment of Escrow Funds). The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against Buyer, Parent and US Seller and all third parties in accordance with the terms of this Escrow Agreement.


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     Section 3.5 Successor Escrow Agent. The Escrow Agent will have the right to resign as escrow agent hereunder by delivering 30 days' prior notice in writing to Buyer, Parent and US Seller. Buyer and Parent (on behalf of itself and US Seller) will have the right to remove the Escrow Agent at any time by written notice delivered to the Escrow Agent. If the Escrow Agent resigns or is removed, a successor escrow agent will be appointed by agreement of Buyer, on the one hand, and Parent (on behalf of itself and US Seller), on the other hand, and such resignation or removal will take effect upon such appointment. Any successor escrow agent at any time serving hereunder will be entitled to all rights, powers, and indemnities granted to the Escrow Agent hereunder as if originally named herein. If a successor escrow agent is not named within twenty
(20) days after the notice of resignation, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

     Section 3.6 Disputes. In the event that any dispute arises with respect to this Escrow Agreement or in the event that any claim is made with respect to the Escrow Funds, then the Escrow Agent, upon receipt of written notice of such dispute, is authorized and directed to retain in its possession without liability to any person or party, all of the Escrow Funds until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final, unappealable order, decree or judgment of a court of competent jurisdiction.

     Section 3.7 Federal Income Tax. The parties agree that for U.S. federal income, and applicable state income, tax purposes, all interest and other income earned on the Escrow Funds shall be considered the currently reportable income, for federal income tax purposes, of the Parent and US Seller. The Escrow Agent annually shall file information returns with the United States Internal Revenue Service and payee statements with the Parent and US Seller, documenting such income. The Parent and US Seller shall provide the Escrow Agent with all forms and information necessary to complete such information returns and payee statements. The Parent and US Seller agree to provide the Escrow Agent with a certified tax identification number by signing and returning a W-9 to the Escrow Agent within 30 days from the date hereof. Should the Escrow Agent become liable for the payment of taxes, including withholding taxes, relating to income derived from any funds held by it in the Escrow Funds or any payment made hereunder the Escrow Agent may pay such taxes from the Escrow Funds.

     Section 3.8 Merger, Consolidation, etc. Any corporation or association in which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become successor escrow agent hereunder and vested with all of the title to the assets and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.9 Consent to Jurisdiction. Buyer, Parent, US Seller and Escrow Agent consent and submit to the jurisdiction of the courts of the State of New York and of any federal court in the State of New York in connection with any actions or proceedings arising out of or in relating to this Escrow Agreement. In any such action or proceeding Buyer, Parent, US


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Seller and Escrow Agent hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and agrees that service thereof may be made by certified or registered first class mail directed to Buyer, Parent, US Seller and Escrow Agent at the addresses set forth in this Escrow Agreement.

Section 4. Interaction of Documents.

     US Seller, Parent and Buyer agree that nothing in this Escrow Agreement modifies their rights and obligations under the Purchase Agreement.

Section 5. Miscellaneous.

     Section 5.1 Binding Effect. The provisions of this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that Parent, US Seller and Buyer, respectively, may not assign, delegate or otherwise transfer any of its rights or obligations under this Escrow Agreement without the consent (which consent shall not be unreasonably withheld) of Buyer (in the case of Parent and US Seller) or Parent (in case of Buyer); provided, further, that Buyer may without the prior written consent of Parent and US Seller (a) assign its rights hereunder to any lender providing financing in connection with the transactions contemplated hereby and hereunder as collateral security, (b) assign its rights and obligations hereunder in whole or in part to any of the Transferred Companies or to any purchaser of all or substantially all of the assets of the Business or Transferred Company or (c) assign its rights and obligations hereunder in whole or in part to one or more Affiliates of Buyer which shall assume Buyer's obligations and liabilities hereunder, provided that in such case Buyer shall remain liable for all obligations of Buyer hereunder.

     Section 5.2 Governing Law. This Escrow Agreement will be governed by and construed and enforced in accordance with the internal laws of New York without giving effect to the principles of conflict of laws thereof.

     Section 5.3 Headings. This section headings contained in this Escrow Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Escrow Agreement.

     Section 5.4 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as follows or to such address as the party may specify, if to Buyer, to:

     Hubbell Incorporated
     584 Derby Milford Road
     P.O. Box 549
     Orange, Connecticut 06477
     Attention: Richard W. Davies
                Vice President, General Counsel and Secretary
     Fax: (203) 799-4333


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     with a copy to:

     Latham & Watkins
     885 Third Avenue, Suite 1000
     New York, New York 10022-4802
     Attention: R. Ronald Hopkinson
     Fax: (212) 751-4864

     if to Parent and US Seller, to:

     c/o U.S. Industries, Inc.
     101 Wood Avenue South
     P.O. Box 169
     Iselin, NJ 08830-0169
     Attention: General Counsel
     Fax: (732) 767-2208

     with a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York  10017
     Attention: John A. Bick
     Fax:  (212) 450-3800

     If to Escrow Agent, addressed to:

     The Bank of New York
     Corporate Trust Division
     5 Penn Plaza, 13th Floor
     New York, NY 10001
     Attention: Aldrin Bayne
     Fax: 212-896-7293

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 5.5 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.


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     Section 5.6 Entire Agreement; Modification. This Escrow Agreement and the
Purchase Agreement, together with all exhibits and schedules thereto, constitutes the entire agreement among the parties pertaining to the Escrow Claims. This Escrow Agreement may be modified only by a written instrument signed by authorized representatives of each of the parties.




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     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.


                                       U.S. INDUSTRIES, INC.


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       JUSI HOLDINGS, INC.


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       HUBBELL INCORPORATED


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       THE BANK OF NEW YORK,
                                       as Escrow Agent


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title: